MARTIN MARIETTA REPORTS RECORD THIRD-QUARTER 2026 RESULTS AND UPDATES FULL-YEAR 2026 GUIDANCE

Strong Acquisition Performance Drives Record Results

Despite Inflationary Pressures

Lhoist North America (LNA) Combination Advances Portfolio Transformation

Operational Efficiencies Drive Enhanced Cash Flow Benefits

RALEIGH, N.C. (November 4, 2026) – Martin Marietta Materials, Inc. (NYSE: MLM) (Martin Marietta or the Company), a leading supplier of aggregates, lime and limestone products, magnesia-based products and other building materials, today reported results for the third quarter ended September 30, 2026.

Third-Quarter and Nine Months Ended September 30, 2026 Highlights

(Financial highlights are for continuing operations)

(in millions, except per share and per ton data)	Quarter Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Revenues[4]	$2,369	$1,846	28%	$5,678	$4,617	23%
Net earnings from continuing operations attributable to Martin Marietta[5]	$256	$361	(29)%	$592	$757	(22)%
Adjusted EBITDA from continuing operations[1]	$808	$667	21%	$1,809	$1,551	17%
Earnings per diluted share from continuing operations[5]	$3.94	$5.97	(34)%	$9.55	$12.49	(23)%
Adjusted earnings per diluted share from continuing operations[1]	$5.47	$6.12	(11)%	$12.48	$12.64	(1)%

Aggregates product line
Shipments (tons)	67.1	57.9	16%	172.6	149.6	15%
Average selling price per ton (ASP)[3]	$22.41	$23.24	(4)%	$22.85	$23.37	(2)%
Revenues[4]	$1,662	$1,458	14%	$4,337	$3,780	15%
Gross profit[2]	$512	$531	(4)%	$1,217	$1,257	(3)%
Gross profit per ton[2]	$7.62	$9.17	(17)%	$7.05	$8.40	(16)%
Cash gross profit[1]	$696	$655	6%	$1,772	$1,619	9%
Cash gross profit per ton[1]	$10.36	$11.31	(8)%	$10.27	$10.82	(5)%

Specialties product line
Revenues[4]	$362	$131	176%	$656	$309	113%
Gross profit[2]	$88	$34	155%	$182	$108	68%
Cash gross profit[1]	$163	$47	241%	$279	$131	113%
1
Non-GAAP financial measures; see pages 15 and 17 through 19 for reconciliations to the nearest GAAP financial measures.
2
Aggregates gross profit, aggregates gross profit per ton and Specialties gross profit for the quarter ended September 30, 2026, included charges of $5 million, $0.08 per ton and $38 million, respectively, for the impact of selling acquired inventory after markup to fair value as part of acquisition accounting.
3
Organic mix-adjusted ASP increased 2.7 percent.

For additional notes, see page 14.

Ward Nye, Chair, President and CEO of Martin Marietta, stated, “Martin Marietta delivered record quarterly revenues of $2.37 billion and Adjusted EBITDA from continuing operations of $808 million, representing increases of 28% and 21%, respectively, over the prior year third quarter, as strong performance from recent acquisitions more than offset the effects of expanding inflationary pressures and a dynamic macroeconomic environment.

"The third quarter marked a defining milestone in Martin Marietta's portfolio transformation with the completion of our combination with Lhoist North America (LNA) on August 21. This transaction meaningfully scales our differentiated upstream Specialties platform, establishing Martin Marietta as the nation's leading producer of lime and limestone solutions and broadening our participation across steel, environmental, infrastructure and industrial end markets. Since the closing date, LNA delivered revenues, gross profit and cash gross profit1 of $216 million, $51 million and $115 million, respectively, providing early validation of the strategic and financial merits of the higher-quality, more resilient and diversified portfolio we have intentionally built.

With the closing of LNA, we have updated the midpoints of our full-year 2026 Revenue and Adjusted EBITDA guidance to $7.80 billion and $2.48 billion, respectively, as acquisition contributions are anticipated to more than offset lower near-term expectations for our heritage operations. In 2027, we expect mid- to high-single digit aggregates pricing on a mix-adjusted basis, supported by January 1 pricing actions designed to address inflationary cost pressures. Acquired operations, which currently have selling prices below the Company average, provide meaningful opportunity for continued pricing growth. From an end market perspective, we currently expect continued strength in infrastructure and data centers with softer interest rate-sensitive private construction markets."

Mr. Nye concluded, "As we integrate this year’s acquisitions, we remain focused on safety, commercial and operational excellence, and disciplined execution of the matters within our control. Martin Marietta has a proven playbook for responding decisively to changing market conditions, managing inflationary pressures, protecting profitability and maximizing free cash flow. That playbook is already delivering results, with disciplined inventory management and capital spending reductions alone contributing over $290 million of year-to-date cash flow improvement. Looking ahead, January 1 pricing actions and further structural cost improvements are expected to restore a positive price-cost relationship in 2027. With today's broader end-market exposure and more resilient earnings profile, Martin Marietta is better positioned to navigate near-term uncertainty while capitalizing on the attractive long-term fundamentals of our business.”

Third-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year third quarter, unless otherwise noted)

Building Materials Business

Aggregates

Third-quarter aggregates shipments increased 15.9 percent to a record of 67.1 million tons driven by acquisition contributions that more than offset a modest decline in organic shipments. ASP decreased 3.6 percent to $22.41 per ton, primarily reflecting acquisition-related mix, as acquired operations have average selling prices below the Company average. Organic ASP increased 1.0 percent, while organic mix-adjusted ASP6 increased 2.7 percent.

Aggregates gross profit decreased 4 percent to $512 million, primarily due to higher depreciation, depletion and amortization, and energy-related costs. Aggregates cash gross profit1, however, reached an all-time quarterly record of $696 million as acquisition contributions more than offset organic price-cost headwinds.

Other Building Materials

Other Building Materials revenues increased 14 percent to $399 million, and gross profit increased 17 percent to $63 million, benefiting from acquisition contributions and strong performance from the California asphalt business.

Specialties Business

Specialties delivered record revenues, gross profit and cash gross profit1 of $362 million, $88 million and $163 million, respectively, reflecting strong organic performance and partial quarter contributions from LNA. Organic Specialties revenues and gross profit increased 11 percent and 6 percent, respectively.

Portfolio Optimization

On August 21, 2026, the Company completed the business combination with LNA, a leading producer of high-calcium lime, dolomitic lime and industrial mineral products serving diversified end markets through a network of 20 quarries and production facilities and 45 distribution terminals.

On September 18, 2026, the Company acquired The Frazier Quarry, Inc., a pure-play aggregates business located in Harrisonburg, Virginia.

Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the nine months ended September 30, 2026, was $896 million compared with $1,156 million for the prior-year period. The year-over-year comparison includes $250 million of cash tax payments related to the gain recognized on the February 2026 QUIKRETE asset exchange.

Cash paid for property, plant and equipment additions for the nine months ended September 30, 2026, was $445 million, compared with $602 million for the prior-year period.

In July, the Company entered into a $1.5 billion three-year senior unsecured term loan facility and, in August, issued $5.5 billion of senior unsecured notes across five tranches to fund the cash consideration for the LNA combination. On August 21, 2026, the Company completed the LNA combination for total consideration of $12.9 billion, consisting of $7.0 billion in cash and approximately $5.9 billion of Martin Marietta common stock.

During the nine months ended September 30, 2026, the Company returned $361 million to shareholders through dividend payments and share repurchases. As of September 30, 2026, 10.7 million shares remained available under the current repurchase authorization.

As of September 30, 2026, the Company had $140 million of unrestricted cash and cash equivalents on hand and $1.4 billion of unused borrowing capacity under its existing credit facilities.

Updated 2026 Guidance

Based on strong acquisition performance, partially offset by softer heritage demand and inflationary cost pressures, the Company is updating its full-year 2026 guidance.

2026 Guidance
(dollars in millions)	Low	Midpoint	High
Revenues	$7,750	$7,800	$7,850
Interest expense, net of interest income	$398	$403	$408
Estimated tax rate (excluding discrete events)	20.5%	21.0%	21.5%
Net earnings from continuing operations attributable to Martin Marietta	$727	$800	$873
Adjusted EBITDA from continuing operations[1]	$2,450	$2,475	$2,500
Capital expenditures	$590	$620	$650

Building Materials Business
Aggregates
Volume % growth[2]	12.5%	13.0%	13.5%
ASP % growth[3]	(3.0)%	(2.5)%	(2.0)%
Gross profit	$1,540	$1,590	$1,640

Other Building Materials
Gross profit	$96	$106	$116

Specialties
Gross profit	$345	$375	$405

1 Non-GAAP financial measure; see page 16 for reconciliation to net earnings from continuing operations attributable to Martin Marietta.

2 Volume change is based on total aggregates shipments and is in comparison to 2025 shipments of 198.5 million tons.

3 ASP change is based on aggregates average selling price and is in comparison to 2025 ASP of $23.30 per ton.

Non-GAAP Financial Information

This earnings release includes financial measures not prepared in accordance with United States generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are provided in the Appendix. Management believes these non-GAAP measures are widely used by investors to evaluate the Company’s performance and, when considered alongside the Company’s consolidated financial statements, offer valuable insight into the Company’s ongoing and expected business results. These measures also inform internal evaluations of overall business performance. Management recognizes that reported results are influenced by numerous factors, and the adjustments in non-GAAP measures may not reflect all such impacts. Additionally, these measures may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Martin Marietta will discuss its third-quarter 2026 earnings results today, November 4, 2026, via a conference call and live webcast beginning at 10:00 a.m. Eastern Time. To participate, dial +1 (646) 307-1963 and enter conference ID 9935145. Participants are encouraged to dial in at least 15 minutes before the scheduled start time to ensure a timely connection. An on-demand replay will be posted to the Company's website approximately two hours after the conclusion of the live broadcast and will be available for one year. Access links for both the live and archived events, along with the Q3 2026 Supplemental Information, are available on the Investors section of the Company's website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of aggregates, lime and limestone products, magnesia-based products and other building materials. Supported by industry-leading reserves and a network of operations across the United States, Canada and the Caribbean, Martin Marietta supplies the essential materials that help build, connect and sustain communities across North America. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Jacklyn Rooker

Vice President, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

MLM-E.

This earnings release contains forward-looking statements under the federal securities laws, including the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and are based on assumptions that the Company believes are reasonable, but which may differ materially from actual results. These statements reflect the Company’s current expectations or forecasts of future events. You can identify these statements because they do not relate only to historical or current facts and may use words such as “guidance,” “anticipate,” “may,” “expect,” "could," “should,” “believe,” "estimate," "forecast," "intend," "outlook," "plan," "project," "schedule," “will,” and other words of similar meaning in connection with future events or future performance. Any or all of the Company’s forward-looking statements herein and in other publications may prove to be incorrect.

Third-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to risks and uncertainties and is based on assumptions that the Company believes are reasonable, but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements, including the outlook and 2026 Guidance, include, but are not limited to: the Company’s ability to address challenges, including shipment declines caused by economic and weather events beyond its control; a widespread decline in aggregates pricing, including reduced shipment volume negatively affecting price; the termination, capping, reduction or suspension of federal and/or state fuel tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding, including any issues arising from such budgets, particularly in Texas, North Carolina, Colorado, California, Georgia, Florida, South Carolina, Arizona, Iowa and Minnesota; the United States Congress’ inability to reach agreement internally or with the Executive Branch on policy affecting the federal budget; a prolonged federal government shutdown; the ability of states or other entities to finance approved projects through tax revenues or alternative financing; construction spending levels in the Company’s markets; reductions in defense spending and impacts on construction activity on or near military bases; declines in energy-related construction due to changes in oil production or capital spending, particularly in Texas; sustained high mortgage interest rates and factors leading to a slowdown in private construction in some areas; the Company’s ability to identify, acquire, permit and develop quality aggregates reserves within an economic haul radius; unfavorable weather, including storms, hurricanes, wildfires, timing of seasons, drought, rainfall, or extreme temperatures affecting production schedules, shipment volumes, product/geographic mix and profitability; volatility in fuel and energy costs, including diesel, electricity, natural gas and consumables like steel, explosives, tires and conveyor belts, as well as natural gas, coal and petroleum coke for the Company’s Specialties business; increased raw materials costs, such as bitumen; rising costs of repair and supply parts; construction labor shortages and supply chain challenges; labor relations risks, such as unionization efforts, work stoppages or strikes, including at the Company’s suppliers, railroads and logistics providers; workforce demographics-related challenges in recruiting and retaining skilled employees, particularly for physically demanding roles in rural or less-populated areas; unexpected equipment failures, unscheduled maintenance, scheduled or unscheduled kiln outages, industrial accidents, catastrophic events or prolonged production disruption; resiliency and potential declines of the Company's construction end-use markets; changes in demand from the steel, mining, construction and infrastructure, water treatment and other industries served by the Company’s Specialties business, and structural declines in demand from coal-fired utility and paper industry customers; delays, cost overruns or underperformance of kiln modernization, facility expansion and other capital projects; potential impacts of disease outbreaks, epidemics, pandemics, or similar health threats, or fear of such events, and related economic/societal responses, affecting suppliers, customers, partners or employees; the performance of the overall United States economy; governmental regulation, including environmental laws and climate change regulations at state and federal levels; compliance with regulations relating to the Company's lime operations; implementation of emissions taxes, carbon-pricing schemes, or stricter climate-related rules that could increase operating costs or restrict Specialties production; delays or difficulties in securing, renewing or maintaining timely land use approvals, environmental permits, or mineral or water rights amid changing regulatory expectations; increasing legal actions or public pressure related to environmental impact, emissions, or land use could result in reputational harm or financial liability; the outcome of pending or future litigation and other legal proceedings; failure to meet evolving environmental, social, and governance (ESG) standards or investor benchmarks may affect access to capital or shareholder confidence; changes in external ESG ratings or methodologies could affect investor sentiment or index inclusion; increasing competition for water access or stricter water usage regulations could impact production, especially in drought-prone regions; outcomes of environmental or land-use proceedings, or increased costs associated with regulatory obligations, including site reclamation; elevated premiums or reduced coverage availability for property, casualty, or environmental liability could increase risk exposure; transportation availability and investment in rail infrastructure impacting the movement of materials especially to the Company’s Texas, Southeast and Gulf Coast markets, the movement of essential dolomitic lime to the Company’s Specialties plant in Manistee, Michigan and its customers, and the movement of magnesite from the Company's Specialties' Gabbs, Nevada facility to processing plants in North Carolina, Indiana and Pennsylvania and the Company's customers; increased transportation costs, including increases from energy price fluctuations, fuel surcharges, and compliance with tightening regulations, including water shipments; availability of trucks and licensed drivers for material transport; availability and cost of construction equipment in the United States; weakness in the steel industry markets served by the Company’s dolomitic lime products; geopolitical risks and tensions that could affect energy markets, costs, supply chains and global economic conditions; trade disputes and tariffs impacting the U.S. economy; currency, regulatory and cross-border risks associated with the Company’s operations in Canada, Jamaica and The Bahamas; unplanned cost changes or customer realignments affecting earnings; dependence on information technology and automated systems; risks related to third-party vendors, including exposure to cybersecurity vulnerabilities or service outages; inflation pressures on production and interest costs; customer concentration in construction markets increasing the risk of potential losses on customer receivables and payment delays; demand levels, production volumes, and cost management affecting operating leverage and profitability; global economic conditions; adverse industry conditions; the Company’s ability to obtain financing on favorable terms or at all and the resulting increase in the Company’s indebtedness and potential effects on the Company’s credit ratings; the Company’s substantial indebtedness following the combination with LNA, and its ability to service, repay or refinance such indebtedness and to reduce leverage to its long-term target ratio within the anticipated timeframe; sustained high or rising interest rates increasing the Company’s borrowing and refinancing costs; the issuance of newly-issued shares of Martin Marietta common stock as consideration for acquisitions and the resulting dilution to the Company’s existing shareholders; potential business uncertainty, including changes to existing business relationships during the integration of acquisitions that could affect financial performance, integration challenges, market conditions, and the impact of M&A transactions on the Company's stakeholders; the possibility that acquisition synergies may not be realized as expected or within anticipated timeframes, potentially impacting profitability and debt covenant compliance; the possibility that diligence may not identify previously unknown liabilities of acquired businesses, or that acquisitions or divestitures may not be completed on expected terms or timelines or may be delayed, conditioned or not approved by regulators; risks related to executive succession, retention and leadership development critical to strategy execution, including impacts from unexpected leadership changes; changes in tax laws or interpretations, including those related to acquisitions or divestitures, which could increase tax rates; violation of the Company’s debt covenants in the event of price and/or volume instability; new or revised accounting rules or changes in the critical accounting estimates and assumptions used by management could impact financial reporting, asset valuations, or covenant compliance; challenges in implementing new technologies or automation systems could lead to inefficiencies, cost overruns, or operational disruptions; cybersecurity risks; downward pressure on the Company’s common stock price affecting goodwill and other intangible asset impairment evaluations; potential credit rating downgrades to non-investment grade; and other risk factors listed from time to time in the Company’s SEC filings.

You should also review the risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2025, the Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and the forthcoming Form 10-Q for the quarter ended September 30, 2026, and other periodic SEC filings. All forward-looking statements should be evaluated with these considerations in mind. Other risks and uncertainties not presently known or currently deemed immaterial may also affect the Company’s performance or the accuracy of forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements.

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2026	2025	2026	2025
Revenues	$2,369	$1,846	$5,678	$4,617
Cost of revenues	1,718	1,235	4,222	3,195
Gross Profit	651	611	1,456	1,422
Selling, general and administrative expenses	133	110	382	340
Acquisition, divestiture and integration expenses	84	5	107	9
Other operating income, net	(4)	(9)	(5)	(23)
Earnings from Operations	438	505	972	1,096
Interest expense	138	59	254	172
Other nonoperating income, net	(13)	(4)	(33)	(23)
Earnings from continuing operations before income tax expense	313	450	751	947
Income tax expense	57	89	159	190
Earnings from continuing operations[5]	256	361	592	757
Earnings from discontinued operations, net of income tax expense	—	53	1,428	101
Consolidated net earnings	256	414	2,020	858
Less: Net earnings attributable to noncontrolling interests	—	—	—	—
Net Earnings Attributable to Martin Marietta	$256	$414	$2,020	$858

Net Earnings Attributable to Martin Marietta
Basic earnings per share from continuing operations	$3.94	$5.98	$9.57	$12.51
Basic earnings per share from discontinued operations	—	0.88	23.12	1.67
Total basic earnings per share attributable to common shareholders	$3.94	$6.86	$32.69	$14.18

Diluted earnings per share from continuing operations[5]	$3.94	$5.97	$9.55	$12.49
Diluted earnings per share from discontinued operations	—	0.88	23.09	1.66
Total diluted earnings per share attributable to common shareholders	$3.94	$6.85	$32.64	$14.15

Weighted-Average Common Shares Outstanding
Basic	65.0	60.3	61.8	60.5
Diluted	65.1	60.4	61.9	60.6

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Reportable Segment* Financial Highlights
(Continuing Operations Only)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Revenues
East Group	$1,020	$943	$2,827	$2,578
West Group	987	772	2,195	1,730
Total Building Materials business	2,007	1,715	5,022	4,308
Specialties	362	131	656	309
Total	$2,369	$1,846	$5,678	$4,617

Earnings (Loss) from operations
East Group	$312	$335	$837	$874
West Group	180	176	218	226
Total Building Materials business	492	511	1,055	1,100
Specialties	68	26	144	90
Total reportable segments	560	537	1,199	1,190
Corporate	(122)	(32)	(227)	(94)
Earnings from operations	438	505	972	1,096
Interest expense	138	59	254	172
Other nonoperating income, net	(13)	(4)	(33)	(23)
Earnings from continuing operations before income tax expense	$313	$450	$751	$947

* In connection with the closing of the QUIKRETE asset exchange during the quarter ended March 31, 2026, the Company updated its reportable segments. As of March 31, 2026, the Building Materials business includes two reportable segments: East Group (comprised of the East and Southwest divisions) and West Group (comprised of the Central and West divisions). The Company has recast all comparative prior-period information presented in this earnings release to reflect the updated reportable segments.

Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Product Line Financial Highlights
(Continuing Operations Only)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Revenues
Building Materials
Aggregates	$1,662	$1,458	$4,337	$3,780
Other Building Materials	399	351	819	744
Less: Interproduct sales	(54)	(94)	(134)	(216)
Total Building Materials business	2,007	1,715	5,022	4,308
Specialties	362	131	656	309
Total	$2,369	$1,846	$5,678	$4,617

Gross profit (loss)
Building Materials
Aggregates	$512	$531	$1,217	$1,257
Other Building Materials	63	54	82	75
Total Building Materials business	575	585	1,299	1,332
Specialties	88	34	182	108
Corporate	(12)	(8)	(25)	(18)
Total	$651	$611	$1,456	$1,422

Depreciation, Depletion and Amortization*
Building Materials
Aggregates	$179	$124	$477	$361
Other Building Materials	14	10	38	30
Total Building Materials business	193	134	515	391
Specialties	37	8	59	18
Corporate	1	1	3	3
Total	$231	$143	$577	$412

* Depreciation, depletion and amortization reflects the expense included in Cost of revenues and does not represent total depreciation, depletion and amortization.

Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	September 30,	December 31,
	2026	2025
(in millions)	Unaudited	Audited
Assets
Cash and cash equivalents	$140	$67
Restricted cash	12	—
Accounts receivable, net	1,302	723
Inventories, net	1,243	1,078
Other current assets	116	95
Current assets held for sale	3	1,230
Property, plant and equipment, net	18,072	10,290
Intangible assets, net	14,912	4,073
Operating lease right-of-use assets, net	412	367
Other noncurrent assets	873	788
Total Assets	$37,085	$18,711

Liabilities and Equity
Current maturities of long-term debt	$720	$30
Other current liabilities	1,010	865
Long-term debt (excluding current maturities)	12,103	5,293
Other noncurrent liabilities	5,591	2,489
Total equity	17,661	10,034
Total Liabilities and Equity	$37,085	$18,711

Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Nine Months Ended
	September 30,
(in millions)	2026	2025
Cash Flows from Operating Activities
Consolidated net earnings	$2,020	$858
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	617	480
Stock-based compensation expense	49	42
Gain on divestitures and sales of assets	(1,987)	(24)
Deferred income taxes, net	260	75
Bridge financing commitment fees	27	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(326)	(309)
Inventories, net	145	10
Accounts payable	92	64
Other assets and liabilities, net	10	(33)
Other items, net	(11)	(7)
Net Cash Provided by Operating Activities	896	1,156
Cash Flows from Investing Activities
Additions to property, plant and equipment	(445)	(602)
Acquisitions, net of cash acquired	(7,872)	(577)
Proceeds from divestitures and sales of assets	484	29
Investments in limited liability company	(53)	(54)
Other investing activities, net	12	(9)
Net Cash Used for Investing Activities	(7,874)	(1,213)
Cash Flows from Financing Activities
Proceeds from borrowings	8,552	510
Repayments of debt	(1,040)	(405)
Bridge financing commitment fees	(27)	—
Debt issuance costs	(18)	—
Payments on finance lease obligations	(14)	(17)
Dividends paid	(161)	(147)
Repurchases of common stock	(200)	(450)
Shares withheld for employees’ income tax obligations	(29)	(29)
Other financing activities, net	—	(5)
Net Cash Provided by (Used for) Financing Activities	7,063	(543)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	85	(600)
Cash, Cash Equivalents and Restricted Cash, beginning of period	67	670
Cash, Cash Equivalents and Restricted Cash, end of period	$152	$70

Appendix

MARTIN MARIETTA MATERIALS, INC.

Additional Notes

4. Revenues for the three- and nine-month periods ended September 30, 2026 and September 30, 2025, included the sales of products and services to customers (net of any discounts or allowances) and freight revenues for continuing operations.

5. Net earnings from continuing operations attributable to Martin Marietta and earnings per diluted share from continuing operations included charges of $99 million and $1.53 per diluted share, respectively, for the quarter ended September 30, 2026, and $181 million and $2.93 per diluted share, respectively, for the year-to-date period ended September 30, 2026. These charges relate to (i) acquisition, divestiture and integration expenses and the impact of selling acquired inventory after markup to fair value as part of acquisition accounting for transactions meeting the Company's threshold for adding back for purposes of Adjusted EBITDA from continuing operations; (ii) an asset and portfolio rationalization charge and (iii) solely for the year-to-date period ended September 30, 2026, the revaluation of deferred tax liabilities driven by changes in the state jurisdictional mix of the business following the February 2026 QUIKRETE asset exchange.

6. Organic mix-adjusted ASP represents Organic ASP adjusted to reflect consistent geographic mix between periods and is calculated by comparing Organic ASP for current-period shipments to Organic ASP for shipments in the comparable prior period. Please refer to the Investors section of the Company's website for definitions of ASP and Organic ASP.

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization; earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting (the Inventory Markup); and an asset and portfolio rationalization charge, or Adjusted EBITDA from continuing operations, is an indicator used by the Company and investors to evaluate the Company's operating performance from period to period. The Company has elected to add back, for purposes of its Adjusted EBITDA from continuing operations calculation, acquisition, divestiture and integration expenses and the Inventory Markup only for transactions with consideration of at least $2.0 billion for the Building Materials business or $200 million for the Specialties business.

Adjusted EBITDA from continuing operations is not defined by accounting principles generally accepted in the United States (GAAP) and, as such, should not be construed as an alternative to net earnings attributable to Martin Marietta, earnings from operations, or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA from Continuing Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Net earnings from continuing operations attributable to Martin Marietta	$256	$361	$592	$757
Add back:
Interest expense, net of interest income	132	56	244	163
Income tax expense for controlling interests	57	89	159	190
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	242	149	609	429
Acquisition, divestiture and integration expenses	82	7	96	7
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	38	5	105	5
Asset and portfolio rationalization charge	1	—	4	—
Adjusted EBITDA from continuing operations	$808	$667	$1,809	$1,551

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Reconciliation of 2026 Net Earnings from Continuing Operations Attributable to Martin Marietta Guidance to 2026 Adjusted EBITDA from Continuing Operations Guidance

(in millions)	Mid-Point of Range
Net earnings from continuing operations attributable to Martin Marietta	$800
Add back:
Interest expense, net of interest income	403
Income tax expense for controlling interests	203
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	864
Acquisition, divestiture and integration expenses	96
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	105
Asset and portfolio rationalization charge	4
Adjusted EBITDA from continuing operations guidance	$2,475

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Adjusted earnings per diluted share from continuing operations is a non-GAAP financial measure used by the Company and by investors to evaluate operating performance and enhance comparability across reporting periods. The Company calculates Adjusted earnings per diluted share from continuing operations by excluding the impact of certain items that management believes are not indicative of the Company's underlying performance from period to period, including impacts directly related to acquisition and divestiture activity as well as asset and portfolio rationalization charges. The Company has elected to add back, for purposes of its Adjusted earnings per diluted share from continuing operations calculation, acquisition, divestiture and integration expenses, the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and the revaluation of deferred tax liabilities, only for transactions with consideration of at least $2.0 billion for the Building Materials business or $200 million for the Specialties business.

Adjusted earnings per diluted share from continuing operations is not defined by accounting principles generally accepted in the United States (GAAP) and, as such, should not be construed as an alternative to earnings per diluted share from continuing operations. For further information on Adjusted earnings per diluted share from continuing operations, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Earnings per Diluted Share from Continuing Operations to Adjusted Earnings per Diluted Share from Continuing Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(per diluted share)	2026	2025	2026	2025
Earnings per diluted share from continuing operations	$3.94	$5.97	$9.55	$12.49
Add back:
Acquisition, divestiture and integration expenses	1.09	0.08	1.34	0.08
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	0.43	0.07	1.29	0.07
Asset and portfolio rationalization charge	0.01	—	0.05	—
Revaluation of deferred tax liabilities	—	—	0.25	—
Adjusted earnings per diluted share from continuing operations	$5.47	$6.12	$12.48	$12.64

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Aggregates cash gross profit and Specialties cash gross profit are non-GAAP financial measures used by the Company and by investors to evaluate operating performance and enhance comparability across reporting periods. For each respective product line, the Company calculates cash gross profit by adding back to gross profit the noncash charges for depreciation, depletion and amortization and the impact of selling acquired inventory after markup to fair value as part of acquisition accounting for that product line.

Aggregates cash gross profit and Specialties cash gross profit are not defined by accounting principles generally accepted in the United States (GAAP) and, as such, should not be construed as alternatives to gross profit, the most directly comparable GAAP financial measure. For further information on aggregates cash gross profit and Specialties cash gross profit, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Aggregates Gross Profit to Aggregates Cash Gross Profit

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per ton)	2026	2025	2026	2025
Aggregates gross profit	$512	$531	$1,217	$1,257
Add back:
Aggregates depreciation, depletion and amortization expense	179	124	477	361
Aggregates impact of selling acquired inventory after markup to fair value as part of acquisition accounting	5	—	78	1
Aggregates cash gross profit	$696	$655	$1,772	$1,619
Shipments	67.1	57.9	172.6	149.6
Aggregates cash gross profit per ton	$10.36	$11.31	$10.27	$10.82

Reconciliation of Specialties Gross Profit to Specialties Cash Gross Profit

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Specialties gross profit	$88	$34	$182	$108
Add back:
Specialties depreciation, depletion and amortization expense	37	8	59	18
Specialties impact of selling acquired inventory after markup to fair value as part of acquisition accounting	38	5	38	5
Specialties cash gross profit	$163	$47	$279	$131

Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

LNA cash gross profit for the period August 21, 2026, through September 30, 2026, is a non-GAAP financial measure presented to enable the Company and investors to evaluate LNA's contribution to Specialties operating performance and enhance comparability of Specialties cash gross profit with and without LNA. The Company calculates LNA cash gross profit by adding back to LNA gross profit noncash charges for depreciation, depletion and amortization and the impact of selling acquired inventory after markup to fair value as part of acquisition accounting.

LNA cash gross profit is not defined by accounting principles generally accepted in the United States (GAAP) and, as such, should not be construed as an alternative to gross profit, the most directly comparable GAAP financial measure. See the accompanying reconciliation of LNA cash gross profit to LNA gross profit below.

Reconciliation of LNA Gross Profit to LNA Cash Gross Profit

Period from August 21,
to September 30,
(in millions)	2026
LNA gross profit	$51
Add back:
LNA depreciation, depletion and amortization expense	26
LNA impact of selling acquired inventory after markup to fair value as part of acquisition accounting	38
LNA cash gross profit	$115